Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-164754

333-164758

333-164757

333-164756

333-164755

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

FACTORSHARES 2X: S&P500 BULL/USD BEAR

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

SUPPLEMENT DATED NOVEMBER 21, 2011 TO

PROSPECTUS DATED FEBRUARY 22, 2011

This Supplement updates certain information contained in the Prospectus dated February 22, 2011, as supplemented from time-to-time (the “Prospectus”) of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear (each a “Fund,” and collectively, the “Funds”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus. Prospective investors in each Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

______________________________

FACTOR CAPITAL MANAGEMENT, LLC

Managing Owner

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I.	Because the Prospectus was originally drafted in anticipation of the initial public offering of each Fund, the Prospectus was drafted in the future tense and included certain legends and disclaimers that are required by the CFTC in connection with pools that will be offered in anticipation of an initial public offering. Because each Fund commenced its offering and trading in February 2011, (i) each verb, as applicable, in the Prospectus that is in the future tense is deleted and replaced with its past tense, and (ii) all legends and disclaimers that are required by the CFTC in connection with pools that will be offered in an initial public offering are hereby deleted and, as applicable, replaced with language that references the limited amount of performance history that is now available since February 2011. Finally, because the Funds have commenced trading, performance capsules for the Funds are now included in this Supplement under Section IV below.

II.	The fifth bullet point risk factor on the Prospectus Cover page of the Prospectus is hereby deleted and replaced, in its entirety, with the following:
“	• Investors in each Fund will pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum and routine offering, operational, administrative and other ordinary expenses of approximately 9.46%, 7.31%, 6.55%, 6.81% and 3.74% for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, per annum. Additional charges include brokerage commissions expected to be (i) 0.14% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear, (ii) 0.20% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear, (iii) 0.20% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear, (iv) 0.30% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear, and (v) 0.28% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.”

III.	The “Break-even Estimates” sub-section under the “Summary” section on page 2 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Break-even Estimates

Each Fund is subject to the fees and expenses set forth in the “Breakeven Table” on page 23 (prior to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if losses are avoided. The following table reflects the expected dollar and percentage amounts that each Share of each Fund must earn per annum in order for an investor to break-even, assuming an initial investment and the net asset value per Share of $25.00, not including the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

	Required Income to Break-even
Fund Name	$[1]	%
FactorShares 2X: S&P500 Bull/TBond Bear	$2.59	10.33%
FactorShares 2X: TBond Bull/S&P500 Bear	$2.06	8.24%
FactorShares 2X: S&P500 Bull/USD Bear	$1.87	7.48%
FactorShares 2X: Oil Bull/S&P500 Bear	$1.96	7.84%
FactorShares 2X: Gold Bull/S&P500 Bear	$1.19	4.75%

1 The dollar amount as specified in the above table reflects that amount of required income to break-even per annum per Share assuming an initial investment and a net asset value of each Share is $25.00. The dollar amount as specified in the above table reflects an expectation that each Fund will earn interest income equal to 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Additionally, the table is based on actual Net Assets of each Fund as of September 30, 2011.”

IV.	The “Segregated Accounts/Interest Income” sub-section under the “Summary” section on page 20 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Segregated Accounts/Interest Income

A portion of the proceeds of the offering of each Fund will be deposited in cash in a segregated account in the name of the applicable Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements, as margin for futures positions. Each Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution. In an attempt to increase interest

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income earned, the Managing Owner expects to invest non-margin assets of each Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months), time deposits and other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Fund is estimated to be 0.02% per annum, based upon the yield on 3-month U.S. Treasury bills as of September 30, 2011. This interest income will be used by each Fund to pay its own expenses. See “Fees and Expenses” for more details. A portion of the proceeds of the offering of each Fund may be used to collateralize Financial Instruments in accordance with normal practices in the over-the-counter derivatives markets.”

V.	The row labeled “Routine Offering, Operational, Administrative and Other Ordinary Expenses” in the “Fees and Expenses” sub-section under the “Summary” section on page 21 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:
Routine Offering, Operational, Administrative and Other Ordinary Expenses	Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 9.46%, 7.31%, 6.55%, 6.81% and 3.74% of the net asset value for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, in any year. Of such amount, 0.31%, 0.26%, 0.22%, 0.22% and 0.12% for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, is attributable to compensation to the Distributor, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.

VI.	The “Breakeven Table” sub-section under the “Summary” section on pages 23-24 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment, reflected as the following percentages per annum of the net asset value of each Fund, (ii) the current yield earned by each Fund on the 3-month U.S. Treasury bills as of October 18, 2011 and (iii) the required net income that must be earned in order for an investor to break-even on an investment during the first twelve months of an investment.

Each Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the below table and elsewhere in this Prospectus. Each Fund will be successful only if their annual returns from futures trading (and Financial Instruments, if any), plus their annual interest income from their holdings of 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities, exceed these fees and expenses. Each Fund is expected to earn interest income equal to 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011, or a dollar amount as specified in the below table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the below table in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher or lower.

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Breakeven Table

	Dollar Amount and Percentage of Expenses Per Fund
Expense[1]	FactorShares 2X: S&P500 Bull/TBond Bear[9]		FactorShares 2X: TBond Bull/S&P500 Bear[10]		FactorShares 2X: S&P500 Bull/USD Bear[11]		FactorShares 2X: Oil Bull/S&P500 Bear[12]		FactorShares 2X: Gold Bull/S&P500 Bear[13]
	$	%	$	%	$	%	$	%	$	%
Management Fee[2]	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.04	0.14%	$0.05	0.20%	$0.05	0.20%	$0.08	0.30%	$0.07	0.28%
Routine Offering, Operational, Administrative and Other Ordinary Expenses[5]	$2.37	9.46%	$1.83	7.31%	$1.64	6.55%	$1.70	6.81%	$0.94	3.74%
Interest Income[6]	$0.01	0.02%	$0.01	0.02%	$0.01	0.02%	$0.01	0.02%	$0.01	0.02%
12-Month Breakeven[7,8]	$2.59	10.33%	$2.06	8.24%	$1.87	7.48%	$1.96	7.84%	$1.19	4.75%
1.	The breakeven analysis assumes an initial investment and that the Shares have a constant month-end net asset value of $25.00 as the net asset value per Share. Additionally, the above Breakeven Table is based on actual Net Assets of each Fund as of September 30, 2011. See “Charges” on page 97 for an explanation of the expenses included in the Breakeven Table.
2.	From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.
3.	Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations have been paid by Factor Advisors, LLC without reimbursement. As of February 22, 2011, commencement of operations, and thereafter, each Fund has borne the costs of its continuous offering of Shares and ongoing offering expenses. Such ongoing offering costs will be included as a portion of the Routine Offering, Operational, Administrative and Other Ordinary Expenses. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.
4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund and the specific futures contracts traded and could be greater than or less than the amount shown. Brokerage commissions and trading fees will be borne by each Fund. The effects of trading spreads, financing costs associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.
5.	Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 9.46%, 7.31%, 6.55%, 6.81% and 3.74% of the net asset value for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, in any year. Of such amount, 0.31%, 0.26%, 0.22%, 0.22% and 0.12% for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, is attributable to compensation to the Distributor. The actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.
6.	Interest income currently is estimated to be earned at a rate of 0.02%, based upon the yield on 3-month U.S. Treasury bills as of September 30, 2011. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.
7.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
8.	In connection with orders to create and redeem one or more Baskets, an Authorized Participant is required to pay a transaction fee, or AP Transaction Fee, of $500 per order, of which $50 goes directly to the Custodian and $450 goes to the applicable Fund and will be recorded as other income. Because the AP Transaction Fee is de minimis in amount, is charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis) and is borne by the Authorized Participants and not by a Fund, it has not been included in the Breakeven Table. If the amount of income received by a Fund in connection with these transaction fees became sufficient to affect the 12-Month Breakeven amount, the Breakeven Table will be revised accordingly to reflect these income amounts.
9.	FactorShares 2X: S&P500 Bull/TBond Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.14% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 9.46% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 10.33% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 10.33% per annum. This Fund is expected to earn 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 10.33% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher.
10.	FactorShares 2X: TBond Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.20% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 7.31% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 8.24% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 8.24% per annum. This Fund is expected to earn 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and

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the annual fees and expenses, this Fund would be required to earn approximately 8.24% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher.

11.	FactorShares 2X: S&P500 Bull/USD Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.20% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 6.55% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 7.48% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 7.48% per annum. This Fund is expected to earn 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 7.48% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher.
12.	FactorShares 2X: Oil Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.30% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 6.81% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 7.84% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 7.84% per annum. This Fund is expected to earn 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 7.84% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher.
13.	FactorShares 2X: Gold Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.28% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 3.74% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 4.75% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 4.75% per annum. This Fund is expected to earn 0.02% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 30, 2011. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 4.75% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. Actual expenses could be higher.

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VII.	The Performance Information for the Funds is hereby inserted, in its entirety, on page 77 of the Prospectus immediately following Investment Objectives of the Funds, as set forth below:

PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/TBOND BEAR (TICKER: FSE)

Name of Pool: FactorShares 2X: S&P500 Bull/TBond Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2011

Aggregate Gross Capital Subscriptions as of September 30, 2011: $5,000,000

Net Asset Value as of September 30, 2011: $1,112,474.70

Net Asset Value per Share as of September 30, 2011: $11.12

Worst Monthly Drawdown: (27.43)% August 2011

Worst Peak-to-Valley Drawdown: (56.13)% May 2011 – September 2011

Monthly Rate of Return	2011(%)
January	N/A
February	2.40*
March	0.01
April	1.22
May	(9.24)
June	(1.11)
July	(11.52)
August	(27.43)
September	(23.88)
October
November
December
Compound Rate of Return	(54.52)%

*	The Fund commenced investment operations on February 22, 2011. The Fund shares commenced trading on the NYSE Arca, Inc. on February 24, 2011.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

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PERFORMANCE OF FACTORSHARES 2X: TBOND BULL/S&P500 BEAR (TICKER: FSA)

Name of Pool: FactorShares 2X: TBond Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2011

Aggregate Gross Capital Subscriptions as of September 30, 2011: $9,239,792

Net Asset Value as of September 30, 2011: $4,038,896.04

Net Asset Value per Share as of September 30, 2011: $40.37

Worst Monthly Drawdown: (2.67)% February 2011

Worst Peak-to-Valley Drawdown: (6.84)% February 24, 2011* – April 2011

Monthly Rate of Return	2011(%)
January	N/A
February	(2.67)*
March	(2.37)
April	(1.96)
May	9.06
June	(1.55)
July	10.79
August	22.84
September	16.45
October
November
December
Compound Rate of Return	58.54%

*	The Fund commenced investment operations on February 22, 2011. The Fund shares commenced trading on the NYSE Arca, Inc. on February 24, 2011.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

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PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/USD BEAR (TICKER: FSU)

Name of Pool: FactorShares 2X: S&P500 Bull/USD Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2011

Aggregate Gross Capital Subscriptions as of September 30, 2011: $5,000,000

Net Asset Value as of September 30, 2011: $1,713,557.37

Net Asset Value per Share as of September 30, 2011: $17.13

Worst Monthly Drawdown: (24.10)% September 2011

Worst Peak-to-Valley Drawdown: (43.31)% May 2011 – September 2011

Monthly Rate of Return	2011(%)
January	N/A
February	3.51*
March	2.95
April	13.51
May	(7.85)
June	(2.83)
July	(2.40)
August	(14.53)
September	(24.10)
October
November
December
Compound Rate of Return	(31.43)%

*	The Fund commenced investment operations on February 22, 2011. The Fund shares commenced trading on the NYSE Arca, Inc. on February 24, 2011.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

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PERFORMANCE OF FACTORSHARES 2X: OIL BULL/S&P500 BEAR (TICKER: FOL)

Name of Pool: FactorShares 2X: Oil Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2011

Aggregate Gross Capital Subscriptions as of September 30, 2011: $10,085,273

Net Asset Value as of September 30, 2011: $1,801,341.89

Net Asset Value per Share as of September 30, 2011: $18.01

Worst Monthly Drawdown: (18.05)% May 2011

Worst Peak-to-Valley Drawdown: (38.22)% May 2011 – September 2011

Monthly Rate of Return	2011(%)
January	N/A
February	(4.03)*
March	15.45
April	6.42
May	(18.05)
June	(12.72)
July	2.32
August	(4.74)
September	(11.38)
October
November
December
Compound Rate of Return	(27.14)%

*	The Fund commenced investment operations on February 22, 2011. The Fund shares commenced trading on the NYSE Arca, Inc. on February 24, 2011.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

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PERFORMANCE OF FACTORSHARES 2X: GOLD BULL/S&P500 BEAR (TICKER: FSG)

Name of Pool: FactorShares 2X: Gold Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2011

Aggregate Gross Capital Subscriptions as of September 30, 2011: $37,583,579

Net Asset Value as of September 30, 2011: $21,817,020.16

Net Asset Value per Share as of September 30, 2011: $36.36

Worst Monthly Drawdown: (14.34)% September 2011

Worst Peak-to-Valley Drawdown: (14.34)% September 2011

Monthly Rate of Return	2011(%)
January	N/A
February	(4.43)*
March	1.62
April	10.41
May	0.20
June	(2.49)
July	19.96
August	34.13
September	(14.34)
October
November
December
Compound Rate of Return	44.42%

*	The Fund commenced investment operations on February 22, 2011. The Fund shares commenced trading on the NYSE Arca, Inc. on February 24, 2011.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of the relevant pool as of September 30, 2011.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of September 30, 2011.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of February and March, increased by $1 in April and declined again by $2 in May, a “peak-to-valley drawdown” analysis conducted as of the end of May would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in April, the February-March drawdown would have ended as of the end of March at the $2 level.

6. “Compound Rate of Return” of the relevant pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

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VIII.	The “Routine Offering, Operational, Administrative and Other Ordinary Expenses” sub-section under the “Charges” section on page 91 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Routine Offering, Operational, Administrative and Other Ordinary Expenses

Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 9.46%, 7.31%, 6.55%, 6.81% and 3.74% of the net asset value for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, in any year. Of such amount, 0.31%, 0.26%, 0.22%, 0.22% and 0.12% for FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, respectively, is attributable to compensation to the Distributor, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.”

IX.	Karlheinz Muhr’s biography under the “Principals and Key Employees” sub-section under “The Managing Owner” section on page 99 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Karlheinz Muhr co-founded Factor Advisors, LLC, the sole member of the Managing Owner, or Factor, in May 2009 and serves as Chairman of the Managing Owner. Mr. Muhr has been a Principal and Associated Person of the Managing Owner since December 4, 2009 and December 21, 2009 respectively, and an Associated Member of the NFA since December 21, 2009. In April, 2011, Mr. Muhr was appointed Chief Executive Officer of QFS Asset Management LP (“QFS”), an institutional alternative asset management firm which develops investment models based on research discoveries in the fields of economics and quantitative finance. On May 2, 2011, Mr. Muhr became an Associated Person and Principal of QFS. Mr. Muhr was also appointed Chief Executive Officer of QFS Asset Management, Inc. (“QFS GP”), the general partner of QFS, and named to its Board of Directors. QFS and QFS GP are SEC-registered investment advisers. In his capacity as CEO, Mr. Muhr is responsible for the general management of both QFS and QFS GP. From November 2009 to May 2011, Mr. Muhr served as Senior External Advisor to Nomura International, a global investment bank. From March 2009 to May 2011, Mr. Muhr had also served as Chairman and Chief Executive Officer of Cenario Capital Management LLC, or Cenario, a risk assessment and asset management firm for institutional clients. Cenario’s products and solutions include portfolio stress testing, portfolio restructuring, risk analysis and options-based advisory programs. Prior to joining Cenario, Mr. Muhr worked as a Managing Director and head of Credit Suisse Volaris, or Volaris, from June 2003 to March 2009. Volaris is a volatility management firm providing overlay management for institutions and high end family offices. Volaris also manages volatility based products marketed through the firm’s client advisors. Mr. Muhr was the founder of Volaris prior to its acquisition by Credit Suisse in 2003. He served as Chairman of Volaris and was a member of the Credit Suisse Chairman’s Board and Management Council. Mr. Muhr received his M.B.A. from UCLA Anderson in 1985 and M.S. in Finance from Vienna University of Economics and Business of Austria in 1982. Mr. Muhr’s role in connection with the founding of Factor Advisors, LLC, the sole member of the Managing Owner, his long career in the financial services industry and significant management experience in the alternative asset management industry were the material considerations that led the Board of Managers of the Managing Owner to conclude that Mr. Muhr should serve as a Manager of the Managing Owner.”

X.	The “Ownership or Beneficial Interest in the Funds,” sub-section under “The Managing Owner” section on page 101 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“The Managing Owner expects to maintain an investment of 40 Shares in each Fund. As of the date of this Prospectus, no principal has an ownership or beneficial interest in any Fund.”

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